EXHIBIT 23.1
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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




   The Board of Directors
   Midwest Federal Financial Corp.

   We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to the 1997 Nonqualified Stock Option Plan of Midwest Federal Financial Corp., of our report dated January 24, 1997, with respect to the consolidated financial statements of Midwest Federal Financial Corp., appearing in the annual report on Form 10-KSB for the year ended December 31, 1996.



                                      /s/ McGladrey & Pullen, LLP
                                      McGladrey & Pullen, LLP

                                      June 18, 1997
                                      Madison, Wisconsin






















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